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                                   EXHIBIT 11

                STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS

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
                                               Three Months          Three Months           Nine Months           Nine Months
                                                   Ended                 Ended                 Ended                 Ended
                                            September 30, 1997    September 30, 1996    September 30, 1997    September 30, 1996
                                            ------------------    ------------------    ------------------    ------------------
Net loss-Limited Partners                        $   0                 ($7,729)                $   0             ($4,839,643)
                                                 ======                 =======                   ==              ==========
Average Class A and B units outstanding            921                     921                   921                     921
                                                 ======                 =======                  ===              ==========
Net loss per Class A and B unit                  $   0                 ($    8)                $   0             ($    5,255)
                                                 ======                 =======                  ===              ==========